SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

October 1, 2020

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: Advisory Fee Rate Change for PIMCO Dividend and Income Fund

Dear Sirs and Madams:

As provided in the Investment Advisory Contract between PIMCO Equity Series (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated March 30, 2010 (the “Contract”), Exhibit A to the Contract sets forth the series of the Trust for which the Contract has been approved (collectively, the “Funds”) and the fee rates for the Funds, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to reflect a fee rate change for the PIMCO Dividend and Income Fund and to make other changes to Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

[Remainder of page intentionally left blank.]

Investment Advisory Contract

EXHIBIT A

(as of October 1, 2020)

PIMCO Equity Series

Fund	Investment Advisory Fee#

PIMCO Dividend and Income Fund	0.45%

PIMCO RAE Emerging Markets Fund	0.50%

PIMCO RAE Global Fund	0.40%

PIMCO RAE Global ex-US Fund	0.40%

PIMCO RAE International Fund	0.30%

PIMCO RAE US Fund	0.25%

PIMCO RAE US Small Fund	0.35%

PIMCO REALPATH® Blend Income Fund	0.01%

PIMCO REALPATH® Blend 2025 Fund	0.01%

PIMCO REALPATH® Blend 2030 Fund	0.01%

PIMCO REALPATH® Blend 2035 Fund(1)	0.02%

PIMCO REALPATH® Blend 2040 Fund(2)	0.03%

PIMCO REALPATH® Blend 2045 Fund(3)	0.03%

PIMCO REALPATH® Blend 2050 Fund(4)	0.03%

PIMCO REALPATH® Blend 2055 Fund(5)	0.03%

PIMCO REALPATH® Blend 2060 Fund(6)	0.03%

#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio, each a series of PIMCO Funds (the “PAPS Central Funds”). The PAPS Central Funds are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Central Funds, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PAPS Central Fund, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS Central Fund, and its wholly-owned subsidiary (if any), under the investment advisory contract with PIMCO.

(1)	Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.01%.
(2)	Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.01%.
(3)	Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.01%.
(4)	Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.01%.

(5)	Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2045, the Fund’s investment advisory fee will be reduced to 0.01%.
(6)	Effective July 1, 2045, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2050, the Fund’s investment advisory fee will be reduced to 0.01%.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES

By:
Name:	Bradley Todd
Title:	Treasurer

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:	Peter Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio

By:
Name:	Bradley Todd
Title:	Treasurer